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                                                                  EXHIBIT 99.01

               INFORMATION INCORPORATED BY REFERENCE CONCERNING
                       SALES OF UNREGISTERED SECURITIES

  The following table sets forth information regarding unregistered sales of securities by the Company during 2000:

                                                                  Aggregate
Class of                  Date of                      Number of  Purchase       Form of
Purchaser                   Sale   Title of Securities Securities   Price     Consideration
---------                 -------- ------------------- ---------- --------- ------------------
Pickford Realty, Ltd....  1/7/00   Common Stock(1)        12,500   $40,000                Cash

Manufactured Housing      1/19/00  Warrant to purchase    40,000    -- --           As part of
 Industry...............           Common Stock(1)                                   operating
                                                                                     agreement

Broker Gold Warrants....  2/18/00  Warrant to purchase   470,089    -- --           As partial
                                   Common Stock(1)                               consideration
                                                                              for data content
                                                                                    agreements

Budget Group, Inc.......  3/7/00   Common Stock(1)     1,085,271    -- --           As part of
                                                                                   advertising
                                                                                     agreement

17 Shareholders of        3/15/00  Common Stock(1)       589,426    -- --          Exchange of
 WyldFyre Technologies,                                                              shares in
 Inc, as a group........                                                            connection
                                                                                 with WyldFyre
                                                                            Technologies, Inc.
                                                                                   acquisition

GMAC Mortgage             3/23/00  Warrant to purchase   400,000    -- --           As part of
 Corporation............           Common Stock(1)                                   marketing
                                                                                     agreement

America Online, Inc.....  4/25/00  Common Stock(1)     3,894,343   $ 3,894          As part of
                                                                                  distribution
                                                                                     agreement

American Society of Home  6/27/00  Warrant to purchase     7,000    -- --           As part of
 Inspectors.............           Common Stock(1)                                 advertising
                                                                                     agreement

Jay Minkoff.............  11/24/00 Common Stock(1)        23,126    -- --          Exchange of
                                                                                     shares in
                                                                                    connection
                                                                                     with Home
                                                                                     Marketing
                                                                               Solutions, Inc.
                                                                                   acquisition

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(1) Sales made in reliance on Section 4(2) of the Securities Act and/or Rule
    506 of Regulation D promulgated under the Securities Act